EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement ("Agreement") is made and effective this March 07, 2005, by and between Science Dynamics Corporation ("Company") and Joe Noto ("Executive").

NOW, THEREFORE, the parties hereto agree as follows:


1.  Employment.
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Company hereby agrees to employ Executive as its Vice President of Finance and
Administration and Executive hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

2.  Duties of Executive.
------------------------
The duties of Executive shall include the performance of all of the duties typical of the office held by Executive as described in the bylaws of the Company and such other duties and projects as may be assigned by the Chief Executive Officer of the Company. Executive shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. Executive will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of Company.

3.  Compensation.
-----------------
Executive will be paid compensation during this Agreement as follows:
A. A base salary of not less than one hundred thirty thousand dollars ($130,000) per year, payable in installments according to the Company's regular payroll schedule. The base salary shall be adjusted at the end of each year of employment at the discretion of the Chief Executive Officer. Should the Executive be promoted to the position of Chief Financial Officer the base salary will be adjusted to not less than one hundred fifty thousand dollars ($150,000) per year.

B. An incentive salary equal to 20% of the Executive base salary based on meeting predetermined company objectives. The incentive salary payment shall be made within thirty (30) days after the Company's independent accounting firm has concluded its audit.


4. Benefits.
------------
A. Holidays. Executive will be entitled to at least Ten (10) paid holidays each calendar year. Company will notify Executive on or about the beginning of each calendar year


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with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of Company. Such holidays must be taken during the calendar year and cannot be carried forward into the next year. Executive is not entitled to any personal holidays during the first three months of employment.

B. Vacation. Following the first three months of employment, Executive shall be entitled to twenty (20) paid vacation days each year.

C. Sick Leave. Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors.

D. Medical and Group Life Insurance. Company agrees to include Executive in the group medical and hospital plan of Company and provide group life insurance in accordance with the Company's benefits plan. Executive shall be responsible for payment of any federal or state income tax imposed upon these benefits.

E. Pension and Profit Sharing Plans. Executive shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by Company for the benefit of its officers and/or regular employees.

F. Expense Reimbursement. Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Executive in the performance of Executive's duties. Executive will maintain records and written receipts as required by the Company policy and reasonably requested by the board of directors to substantiate such expenses.

5. Term and Termination.
------------------------
A. The Initial Term of this Agreement shall commence on February 1, 2005 and it shall continue in effect for a period of Three (3) years. Thereafter, the Agreement shall be renewed upon the mutual agreement of Executive and Company. This Agreement and Executive's employment may be terminated at Company's discretion during the Initial Term, provided that Company shall pay to Executive an amount equal to payment at Executive's base salary rate for a sum total equal to 50% of annual base salary, payable in equal monthly installments for a period of six (6) months. In the event of such termination, Executive will receive all previously earned and accrued entitlements and benefits, if any, from the Company, including any such entitlements and benefits under the Company's employee benefit plans, policies and programs (collectively, the "Accrued Benefits").

B. This Agreement may be terminated by Executive at Executive's discretion by providing at least thirty (30) days prior written notice to Company. In the event of termination by Executive pursuant to this subsection, Company may immediately relieve


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Executive of all duties and immediately terminate this Agreement, provided that
Company shall pay Executive at the then applicable base salary rate to the termination date included in Executive's original termination notice.

C. In the event that Executive is in breach of any material obligation owed Company in this Agreement, habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then Company may terminate this Agreement upon five (5) days notice to Executive. In event of termination of the agreement pursuant to this subsection, Executive shall be paid only at the then applicable base salary rate up to and including the date of termination. Executive shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

D. In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provisions of this Agreement.

6. Notices.
-----------
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

If to Company:
Science Dynamics Corporation
7150 N Park Drive
Pennsauken, NJ 08109

If to Executive:
Joe Noto
Blank

7.  Final Agreement.
--------------------
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

8.  Governing Law.
------------------
This Agreement shall be construed and enforced in accordance with the laws of the state of New Jersey.


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9.  Headings.
-------------
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

10.  No Assignment.
-------------------
Neither this Agreement nor any or interest in this Agreement may be assigned by Executive without the prior express written approval of Company, which may be withheld by Company at Company's absolute discretion.

11.  Severability.
------------------
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



Science Dynamics Corporation


By: /s/ Paul Burgess
    --------------------------------       /s/ Joe Noto
------------------------------------       ---------------------------------
Paul Burgess                               Joe Noto
President and Chief Executive Officer
Science Dynamics Corp.